ANCHOR SERIES TRUST
AMENDED AND RESTATED ESTABLISHMENT AND DESIGNATION
OF CLASSES



	WHEREAS, the Trustee(s) of the Trust, acting pursuant to the Declaration of Trust of the Trust as then in effect, have heretofore divided the Shares of the Trust into eight Series;

	WHEREAS, the Trustee(s) of the Trust, acting pursuant to the Declaration of Trust of the Trust as then in effect, have heretofore divided each Series of the Trust into one or more classes of Shares (each, a Class");

	WHEREAS. the Trustees of the Trust on behalf of Multi-
Asset Portfolio approved the establishment of Class 3 shares of the Multi-Asset Portfolio of the Trust, effective as of June 22, 2012;

	WHEREAS, by a Certificate of Amendment to Establishment and Designation of Series, dated as of September
30, 2014, the Trustees of the Trust renamed the portfolio formerly known as Multi-Asset Portfolio, SA BlackRock Multi-Asset
Income Portfolio;

	WHEREAS, the Trustees of the Trust, acting at a meeting of the Trustees on June 7-8, 2016, designated an unlimited number of shares of Strategic Multi-Asset Portfolio as Class 3 Shares;

	WHEREAS, the Trustees of the Trust, acting at a meeting of the Trustees on June 6-7, 2017, changed the name of several series of the Trust, effective as of September 25, 2017, or such other date as determined by the officers of the Trust;

	NOW THEREFORE, the Trustee(s) of the Trust do hereby declare, pursuant to Section 4.9 of the Declaration of Trust, that following the actions referenced above, the following Classes of the Trust have been established and designated with respect to the identified Series of the Trust with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

Series						Classes


SA Edge Asset Allocation Portfolio		1	2	3

SA Wellington Capital Appreciation Portfolio 	1	2	3

SA Wellington Government and Quality Bond
Portfolio					1	2	3

SA Wellington Growth and Income Portfolio	1


SA Wellington Growth Portfolio			1	2	3

SA Wellington Multi-Asset Income Portfolio	1		3

SA Wellington Natural Resources Portfolio	1	2	3

SA BlackRock Multi-Asset Portfolio		1		3

1.	Each Share of each Class is entitled to all the rights and
preferences accorded to Shares under the Declaration.
2.	The number of authorized Shares of each Class is
unlimited.
3.	All Shares of a Class of a Series shall be identical with each other and with the Shares of each other Class of the same Series except for such variations between Classes as may be authorized by the Trustees from time to time and set forth in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the
Class of such Series, as the same may be amended and
supplemented from time to time ("Prospectus").  The Trustees may change the name or other designation of a Class; and take such other action with respect to the Classes as the Trustees may deem desirable.
4.	With respect to the Shares of a Class of a Series, (a) the
time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d)
minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption of, (g) any conversion or exchange feature or privilege , (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the
Declaration and are set forth in the Prospectus with respect to such Class of such Series.
5.	The Trustees may from time to time modify any of the
relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Class of a Series that have been established by the Trustees, divide or combine the issued or unissued Shares of any Class of a Series into a greater or lesser number; classify or reclassify any issued or unissued Shares of any Class of a Series into one or more Classes of such Series; combine two or more Classes of a Series into a single Class of such Series;
in each case without any action or consent of the Shareholders.
6.	The designation of any Class hereby shall not impair the
power of the Trustees from time to time to designate additional
Classes of Shares of a Series or terminate any one or more Classes of a Series hereby designated.
7.	Capitalized terms not defined herein have the meanings
given to such terms in the Declaration.

	IN WITNESS WHEREOF, the undersigned, being the Secretary of the Trust, has executed this instrument as of this 7th day of June, 2017.



	 /s/Gregory N.Bressler
	_________________________________________
	  Gregory N.Bressler
          Secretary